As filed with the Securities and Exchange Commission on August 2, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TSAKOS ENERGY NAVIGATION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	Not required
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

(Address of Principal Executive Offices)(Zip Code)

Tsakos Energy Navigation Limited 2004 Incentive Plan

Tsakos Energy Navigation Limited 2012 Incentive Plan

(Full Title of the Plan)

Francis T. Nusspickel

463 George Place

Wyckoff, New Jersey 07481

(201) 891-2754

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Stephen P. Farrell

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Fax: (212) 309-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, $1.00 par value per share (“Common Shares”) subject to awards under the Tsakos Energy Navigation Limited 2004 Incentive Plan (the “2004 Plan”), including preferred share purchase rights	134,950 Common Shares	$4.96	$669,352	$76.70
Common Shares subject to awards under the Tsakos Energy Navigation Limited 2012 Incentive Plan (the “2012 Plan”), including preferred share purchase rights	1,000,000 Common Shares	$4.96	$4,960,000	$568.42
Total	1,134,950 Common Shares	$4.96	$5,629,352	$645.12

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, to the extent additional Common Shares may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional Common Shares.
(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 (based upon the average of the reported high and low sales prices for the Common Shares as reported on the New York Stock Exchange on July 27, 2012). The foregoing calculation is solely for the purpose of determining the registration fee.
(3)	Based on the proposed maximum offering price per Common Share, calculated as described in footnote (2) above.

EXPLANATORY NOTE

A form of prospectus to be used by current and former officers and directors of Tsakos Energy Navigation Ltd., as well as certain current and former employees and others who may be deemed affiliates thereof, in connection with the resale of its common shares which are registered pursuant to this Registration Statement is included in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information *

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Prospectus

TSAKOS ENERGY NAVIGATION LIMITED

Common Shares

Tsakos Energy Navigation Limited is a leading provider of international seaborne crude oil and petroleum product transportation services.

This prospectus relates to the resale of common shares by our current and former officers and directors and others who may be deemed our affiliates, as well as certain of our current and former employees. The common shares which may be sold will be acquired by these individuals under written compensation contracts or pursuant to awards made, or upon the exercise of options or other equity incentive awards granted to them, under our 2004 Incentive Plan and 2012 Incentive Plan.

We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, brokers, dealers or agents.

Our common shares are traded on the New York Stock Exchange under the symbol “TNP.”

Our principal offices are located at 367 Syngrou Avenue, 175 64 P. Faliro, Athens, Greece. Our telephone number at such address is 011 30 210 9407710.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2012

We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-8 in respect of the common shares offered by this prospectus with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports and other information with the Commission. Such filings are available to the public from the Commission’s website at www.sec.gov. You may also read and copy any documents we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also inspect our filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the Commission and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus will be deemed to incorporate by reference the following documents:

•	Annual Report on Form 20-F for the year ended December 31, 2011, filed with the Commission on April 17, 2012*;

•	Our Report on Form 6-K, filed with the Commission on July 6, 2012;

•	The description of our common shares contained in our registration statement on Form 8-A (File No. 001-31236), filed with the Commission on February 8, 2002; and

•	The description of our preferred share purchase rights contained in our registration statement on Form 8-A (File No. 001-31236), filed with the Commission on September 30, 2005.

*	On May 14, 2012, we amended our Annual Report on Form 20-F for the fiscal year ended December 31, 2011 to furnish interactive data files as Exhibit 101 thereto in accordance with Rule 405 of Regulation S-T of the Commission. This amendment is not incorporated by reference herein.

We will also incorporate by reference any future filings made with the Commission under the Exchange Act until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the Commission on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

Tel. 011 30 210 94 07710

Attention: George Saroglou

Information on our website is not a part of this prospectus.

OUR BUSINESS

Tsakos Energy Navigation Limited is a leading provider of international seaborne crude oil and petroleum product transportation services and operates a fleet of modern crude oil carriers and petroleum product tankers that provide world-wide marine transportation services for national, major and other independent oil companies and refiners under long, medium and short-term charters, as well as one 2007-built Liquefied Natural Gas (“LNG”) carrier.

Our fleet is managed by Tsakos Energy Management Limited, or Tsakos Energy Management, an affiliate company owned by our chief executive officer. Tsakos Energy Management, which performs its services exclusively for our benefit, provides us with strategic advisory, financial, accounting and back-office services, while subcontracting the commercial management of our business to Tsakos Shipping & Trading, S.A. or Tsakos Shipping. In its capacity as commercial manager, Tsakos Shipping manages vessel purchases and sales and identifies and negotiates charter opportunities for our fleet. Until June 30, 2010, Tsakos Shipping also provided technical and operational management for the majority of our vessels. Tsakos Energy Management subcontracts the technical and operational management of our fleet to Tsakos Columbia Shipmanagement S.A., or TCM. TCM was formed in February 2010 by Tsakos family interests and a German private company, the owner of the ship management company Columbia Shipmanagement Ltd., or CSM, as a joint-venture ship management company. TCM, which formally commenced operations on July 1, 2010, now manages the technical and operational activities of all of our vessels apart from the LNG carrier Neo Energy which is technically managed by a non-affiliated ship manager and the VLCC Millenium which is on bareboat charter. In its capacity as technical manager, TCM manages our day-to-day vessel operations, including maintenance and repair, crewing and supervising newbuilding construction. Tsakos Shipping continues to provide commercial management services for our vessels, which include chartering, charterer relations, vessel sale and purchase, and vessel financing.

PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by any individuals named in any prospectus supplement hereto.

CAPITALIZATION

For information regarding our capitalization as of December 31, 2011, see “Item 3. Key Information—Capitalization” in our Annual Report on Form 20-F, which is incorporated by reference herein or in a more recent report on Form 6-K, which is incorporated by reference herein.

SELLING SHAREHOLDERS

Our current and former officers and directors and others who may be deemed our affiliates, as well as certain of our current and former employees, may use this prospectus to sell our common shares. We will supplement this prospectus to name these selling shareholders, together with the number of our common shares owned by each such selling shareholder and the number of common shares that they may offer under this prospectus, as supplemented.

PLAN OF DISTRIBUTION

The selling shareholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions:

•	that may involve crosses or block transactions;

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of the shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

They may also sell shares under Rule 144 of the Securities Act of 1933, as amended, without using this prospectus.

In connection with the sale of the common shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell the common shares short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common shares to broker-dealers that in turn may sell these securities.

The selling shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

We will bear expenses in connection with the preparation and filing of the registration statement of which this prospectus supplement forms a part. However, the selling shareholders will bear any fees or expenses related to any applicable underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees and expenses incurred by the selling shareholders.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The net proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts and commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares.

Our outstanding common shares are listed for trading on the New York Stock Exchange. In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some jurisdictions the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the common shares by selling shareholders who are, or are deemed to be, underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents who are, or are deemed to be, underwriters may be deemed to be underwriting discounts or commissions under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Selling shareholders will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus supplement forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

Once sold under the registration statement, of which this prospectus supplement forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

INDEMNIFICATION

Every director, secretary and officer of the Registrant and member of a committee constituted under the Registrant’s Bye-laws (and his or her heirs and legal representatives) are indemnified out of the funds of the Registrant against all civil liabilities, losses, damages, charges or expenses (including but not limited to an amount paid to settle an action, satisfy a judgment, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, secretary, officer or committee member while exercising his or her powers and discharging his or her duties under The Bermuda Companies Act of 1981, as amended from time to time, and the Registrant’s Bye-laws. The indemnity extends to any person acting as a director, secretary, officer or committee member in the reasonable belief that he or she has been so appointed or elected, notwithstanding any defect in such appointment or election. The indemnity contained in the Registrant’s Bye-laws does not extend to any matter which would render it void pursuant to The Bermuda Companies Act of 1981. We also maintain a directors’ and officers’ liability insurance policy on behalf of our directors and officers.

VALIDITY OF COMMON SHARES

The validity of the common shares offered hereby has been passed upon for us by MJM Limited, Hamilton, Bermuda. Certain United States legal matters have been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The consolidated financial statements of Tsakos Energy Navigation Limited appearing in Tsakos Energy Navigation Limited’s Annual Report (Form 20-F) for the year ended December 31, 2011 and the effectiveness of internal control over financial reporting of Tsakos Energy Navigation Limited as of December 31, 2011, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by Tsakos Energy Navigation Limited (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the Commission on April 17, 2012.*

(b)	The Registrant’s Report on Form 6-K filed with the Commission on July 6, 2012.

(c)	Registration Statement on Form 8-A (File No. 001-31236), filed on February 8, 2002, describing the Registrant’s Common Shares, including any amendments or reports filed for the purpose of updating any such description.

(d)	Registration Statement on Form 8-A (File No. 001-31236), filed on September 30, 2005, describing the Registrant’s preferred share purchase rights, including any amendments or reports filed for the purpose of updating any such description.

*	On May 14, 2012, the Registrant amended its Annual Report on Form 20-F for the fiscal year ended December 31, 2011 to furnish interactive data files as Exhibit 101 thereto in accordance with Rule 405 of Regulation S-T of the Commission. This amendment is not incorporated by reference herein.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. In addition, we will incorporate by reference certain future materials furnished to the Commission on Form 6-K, but only to the extent specifically indicated in those submissions or in a future post-effective amendment hereto.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Every director, secretary and officer of the Registrant and member of a committee constituted under the Registrant’s Bye-laws (and his or her heirs and legal representatives) are indemnified out of the funds of the Registrant against all civil liabilities, losses, damages, charges or expenses (including but not limited to an amount paid to settle an action, satisfy a judgment, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, secretary, officer or committee member while exercising his or her powers and discharging his or her duties under The Bermuda Companies Act of 1981, as amended from time to time, and the Registrant’s Bye-laws. The indemnity extends to any person acting as a director, secretary, officer or committee member in the reasonable belief that he or she has been so appointed or elected, notwithstanding any defect in such appointment or election. The indemnity contained in the Registrant’s Bye-laws does not extend to any matter which would render it void pursuant to The Bermuda Companies Act of 1981. We also maintain a directors’ and officers’ liability insurance policy on behalf of our directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Memorandum of Association of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.2	Bye-laws of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Report on Form 6-K filed with the SEC on June 12, 2008, and incorporated by reference herein).

4.3	Tsakos Energy Navigation Limited 2004 Incentive Plan (filed as an Exhibit to the Registrant’s Annual Report on Form 20-F, dated June 29, 2004, and incorporated by reference herein).

4.4	Tsakos Energy Navigation Limited 2012 Incentive Plan (filed as an Exhibit to the Registrant’s Form 6-K dated April 20, 2012, and incorporated by reference herein).

4.5	Share Certificate (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.6	Rights Agreement, dated as of September 29, 2005, between Tsakos Energy Navigation Limited and The Bank of New York, as Rights Agent (filed as an Exhibit to the Registrant’s Form 6-K dated September 30, 2005, and incorporated by reference herein).

5.1*	Opinion of MJM Limited

5.2*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2	Consent of MJM Limited (included in Exhibit 5.1)

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2)

24	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on August 2, 2012.

TSAKOS ENERGY NAVIGATION LIMITED (Registrant)

By:	/s/ Nikolas P. Tsakos
Name:	Nikolas P. Tsakos
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Nikolas P. Tsakos, George V. Saroglou and Paul Durham his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ D. John Stavropoulos	Chairman of the Board of Directors	August 2, 2012
D. John Stavropoulos

/s/ Nikolas P. Tsakos Nikolas P. Tsakos	President, Chief Executive Officer and Director (principal executive officer)	August 2, 2012

/s/ George V. Saroglou	Chief Operating Officer and Director	August 2, 2012
George V. Saroglou

/s/ Paul Durham	Chief Financial Officer (principal financial and accounting officer)	August 2, 2012
Paul Durham

Signature	Title	Date

/s/ Michael G. Jolliffe Michael G. Jolliffe	Deputy Chairman of the Board of Directors	August 2, 2012

/s/ Takis Arapoglou	Director	August 2, 2012
Takis Arapoglou

Director
Efthimios E. Mitropoulos

Director
Peter C. Nicholson

/s/ Francis T. Nusspickel	Director	August 2, 2012
Francis T. Nusspickel

/s/ Richard L. Paniguian	Director	August 2, 2012
Richard L. Paniguian

/s/ Aristides A.N. Patrinos	Director	August 2, 2012
Aristides A.N. Patrinos

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on August 2, 2012.

/s/ Francis T. Nusspickel